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                                                                  Exhibit 10.2

                           CERTIFICATE OF DESIGNATION
                                       OF
                        SERIES A NON-VOTING COMMON STOCK
                               SETTING FORTH THE
       NUMBER, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS,
             RESTRICTIONS AND OTHER DISTINGUISHING CHARACTERISTICS
                   OF SUCH SERIES OF NON-VOTING COMMON STOCK
                                       OF
                        TELECOM WIRELESS SOLUTIONS, INC.

      I, David D. Lasier, Chairman of the Board and Chief Executive Officer of Telecom Wireless Solutions, Inc., a corporation organized under the laws of the State of Delaware, hereby certify as of the date hereof as follows:

      1. The name of the corporation is Telecom Wireless Solutions, Inc. (the "Corporation").

      2. I am the duly elected and acting Chairman of the Board and Chief Executive Officer of the Corporation.

      3. The Restated Certificate of Incorporation of the Corporation authorizes the issuance of 20,000,000 shares of common stock, with a par value of one-tenth of one cent ($.001) per share and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designations and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions of each class of shares of stock, including without limitation the dividend rate, conversion rights, redemption price, voting rights and liquidation preference, or any series of shares, and to fix the number of shares constituting any such series, and to increase or decrease the number of any such series (but not below the number of shares thereof then outstanding).

      4. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a "Series A Non-voting Common Stock":

                  FURTHER RESOLVED, that the Board authorizes and approves the creation of a series of common stock to be called "Series A Non-voting Common Stock," and authorizes 1,500,000 shares of the 20,000,000 shares of common stock authorized to be designated as the Series A Non-voting Common Stock; and it is

                  FURTHER RESOLVED, that the Series A Non-voting Common Stock shall not be entitled to any vote for any purposes; and it is

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                  FURTHER RESOLVED, that the statements contained in the
                  foregoing resolutions creating and designating the said Series A Non-voting Common Stock and fixing the number, powers, preferences, rights, qualifications, limitations, restrictions and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Restated Certificate of Incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, I have duly executed this Certificate of Designation to the Corporation's Restated Certificate of Incorporation as of the 29th day of January, 2001.


______________________________      Attest: ______________________
David D. Lasier, President                  Richard A. Cohen, Asst. Secretary